Exhibit 99.5

CONSOLIDATING STATEMENT OF OPERATIONS (UNAUDITED) (a)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(IN THOUSANDS)

	Nine Months Ended September 30, 2012				Nine Months Ended September 30, 2011
	Swift Transportation Company	Central Refrigerated Transportation, Inc. (b)	Intercompany Elimination Entries	Total (recast)	Swift Transportation Company	Central Refrigerated Transportation, Inc. (b)	Intercompany Elimination Entries	Total (recast)
Operating revenue	$2,570,563	$359,213	$(1,251)	$2,928,525	$2,473,185	$328,559	$(1,670)	$2,800,074

Operating expenses:
Salaries, wages and employee benefits	598,718	56,582	—	655,300	595,078	52,872	—	647,950
Operating supplies and expenses	182,187	33,590	—	215,777	177,664	32,895	—	210,559
Fuel	450,555	50,034	—	500,589	478,537	50,937	—	529,474
Purchased transportation	744,742	137,533	(861)	881,414	652,460	121,913	(1,247)	773,126
Rental expense	78,948	29,895	(71)	108,772	60,898	30,680	(62)	91,516
Insurance and claims	82,565	10,746	(319)	92,992	71,853	12,159	(361)	83,651
Depreciation and amortization of property and equipment	150,071	14,283	—	164,354	152,969	9,610	—	162,579
Amortization of intangibles	12,721	—	—	12,721	13,853	—	—	13,853
Impairments	1,065	—	—	1,065	—	—	—	—
Gain on disposal of property and equipment	(10,614)	(3,273)	—	(13,887)	(5,901)	(204)	—	(6,105)
Communication and utilities	18,375	1,623	—	19,998	19,614	1,412	—	21,026
Operating taxes and licenses	46,294	7,324	—	53,618	47,167	7,199	—	54,366

Total operating expense	2,355,627	338,337	(1,251)	2,692,713	2,264,192	319,473	(1,670)	2,581,995

Operating income	214,936	20,876	—	235,812	208,993	9,086	—	218,079

Other (income) expenses:
Interest expense	90,478	3,052	—	93,530	110,761	2,837	—	113,598
Derivative interest expense	5,101	—	—	5,101	12,067	—	—	12,067
Interest income	(1,503)	(45)	—	(1,548)	(1,500)	(69)	—	(1,569)
Loss on debt extinguishment	22,219	—	—	22,219	—	—	—	—
Other	(2,286)	(180)	—	(2,466)	(1,555)	(167)	—	(1,722)

Total other (income) expenses, net	114,009	2,827	—	116,836	119,773	2,601	—	122,374

Income before income taxes	100,927	18,049	—	118,976	89,220	6,485	—	95,705
Income tax expense	33,188	385	—	33,573	35,482	115	—	35,597

Net income	$67,739	$17,664	$—	$85,403	$53,738	$6,370	$—	$60,108

GAAP Diluted EPS	$0.49	$0.13 (d)		$0.61	$0.38	$0.05 (d)		$0.43

Adjusted EPS (c)	$0.62	$0.08 (d)		$0.70	$0.50	$0.03 (d)		$0.53

Diluted weighted average shares used in per share calculation	139,631	139,631 (d)		139,631	139,709	139,709 (d)		139,709

Operating Ratio	91.6%	94.2%		91.9%	91.5%	97.2%		92.2%

Adjusted Operating Ratio (e)	89.0%	92.6%		89.4%	88.8%	96.5%		89.7%

EBITDA	$357,795	$35,339		$393,134	$377,370	$18,863		$396,233

Adjusted EBITDA (f)	$385,210	$35,523		$420,733	$382,894	$19,014		$401,908

(a)	On August 6, 2013, Swift Transportation Company (the “Company” or “Swift”) entered into a Stock Purchase Agreement with the shareholders of Central Refrigerated Transportation, Inc. (“Central”), pursuant to which the Company acquired all of the outstanding capital stock of Central (the “Acquisition”) in a cash transaction valued at $225 million. Mr. Jerry Moyes, the Chief Executive Officer and controlling stockholder of Swift, was the majority shareholder of Central. Given Mr. Moyes’ majority ownership in both Swift and Central, the Acquisition is accounted for as a combination of entities under common control similar to the pooling of interest method. Under common control accounting, the historical results of Central have been combined with Swift’s. The above consolidating statement of operations for the nine months ended September 30, 2012 and 2011 reflects the combination of the entities as if the Acquisition was effective on January 1, 2011.
(b)	Certain amounts have been reclassified to conform with current presentation.
(c)	See the reconciliation of Adjusted EPS at schedule titled “Consolidating Adjusted EPS Reconciliation (Unaudited)” for the nine months ended September 30, 2012 and 2011.
(d)	Represents Central’s pro forma diluted and adjusted EPS based on Swift’s diluted weighted average share count for the applicable period.
(e)	See the reconciliation of Adjusted OR at the schedule titled “Consolidating Adjusted Operating Income and Operating Ratio Reconciliation (Unaudited)” for the nine months ended September 30, 2012 and 2011.
(f)	See the reconciliation of Adjusted EBITDA at the schedule titled “Consolidating Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Unaudited)” for the nine months ended September 30, 2012 and 2011.